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                                                                      EXHIBIT 22


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 2000 included in this Form 10-KSB, into the Company's previously filed Registration Statements, including: Registration Statements on Form S-8 (file nos. 333-07269, 333-07235; 333-77291, 333-77289 and
333-77287) and Registration Statements on Form S-3 (file nos. 333-66663, 333-78687 and 333-90841). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                          /s/ ARTHUR ANDERSEN L.L.P.
                                          ARTHUR ANDERSEN L.L.P.


Los Angeles, California
March 24, 2000